FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of
FVAguilar
Secretary of State
State Of Nevada

Business Number
E0622382006-6
Filing Number
20233002381
Filed On
03/03/2023 21:31:02 PM
Number of Pages
1

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - **DO NOT HIGHLIGHT**

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: **EMO CAPITAL CORP.** Entity or Nevada Business Identification Number (NVID): NV20061229835
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: **125,000,000; $0.001**
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: **450,000,000; $0.001**
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: **None**
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: **None**
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective Date and time: (Optional)	Date: **03/04/2023** Time: **09:35 AM** (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X **Junhua Guo** — Signature of Officer; Title: **Officer**; Date: **03/03/2023**

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

ACTION BY WRITTEN CONSENT OF BOARD OF DIRECTORS

(Nevada Revised Statutes 78.315(2))

OF

EMO CAPITAL, CORP.

The undersigned, being all of the directors of EMO CAPITAL, CORP., a Nevada corporation (the "**Corporation**"), acting by unanimous written consent without a meeting pursuant to N.R.S. 78-315, do hereby consent to the adoption of the following resolutions and direct that this Unanimous Written Consent be filed with the minutes of the proceedings of the Board of Directors of the Corporation:

WHEREAS, Mr. Junhua Guo being a sole Director and Holding the Voting Control shares of because of his 1,000 shares of Series C Preferred Stock, does Hereby Authorize the increase of the Authorized shares to Four Hundred and Fifty Million Shares (450,000,000).

WHEREAS,

NOW THEREFORE LET IT BE:

RESOLVED, that the approval of the shareholders as may be required by Nevada statute may be sought, however not needed.

RESOLVED, that the President (the "**Authorized Officer**" of the Corporation) be, and is hereby, authorized and empowered to do and perform or cause to be done and performed all such acts, deeds and things, and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name of the Corporation and to retain such counsel, agents and advisors and to incur and pay such expenses, fees and taxes as shall, in the opinion of the officers of the Corporation executing the same, be deemed necessary or advisable (such necessity or advisability to be conclusively evidenced by the execution thereof) to effectuate or carry out fully the purpose and interest of all of the foregoing resolutions; and that any and all such actions heretofore or hereafter taken by the Authorized Officer relating to and within the terms of these resolutions be, and they hereby are, adopted, affirmed, approved and ratified in all respects as the act and deed of the Corporation.

The undersigned directs that an executed copy of this Written Consent shall be filed with the minutes of the proceedings of' the Board of Directors.

IN WITNESS WHEREOF, the undersigned director has duly executed this Written Consent as of November 28, 2022.

Junhua Guo, President and Director

Controlling Shareholder – 60%